Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2019 Results
and Maintains 2020 Guidance

Philadelphia, PA, January 29, 2020 - Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2019.
Management Comments
“We completed 2019 accomplishing many of our business key plan objectives,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our markets continue to improve which allowed us to achieve our 2019 speculative revenue target and generate strong rental rate growth throughout the year. Turning to 2020, we have already achieved 73% of our speculative revenue target and our 2020 business plan anticipates continued strong rental rate growth throughout our portfolio. In addition to strong market fundamentals, we continue to look for development opportunities and have two planned starts for 2020 that will accelerate our growth over the next several years. Based on the fourth quarter activity and our outlook for 2020, we are maintaining our current FFO guidance range of $1.41 to $1.51.”

Fourth Quarter 2019 Highlights
Financial Results

▪	Net income allocated to common shareholders; $16.7 million, or $0.09 per diluted share.

▪	Funds from Operations (FFO); $67.0 million, or $0.38 per diluted share.

Fourth Quarter Portfolio Results

▪	Core Portfolio: 93.0% occupied and 95.5% leased.

▪	New and renewal leases signed: 567,000 square feet.

▪	Tenant Retention Ratio: 41% in fourth quarter and 66% for 2019.

▪	Rental Rate Mark-to-Market: 10.0% on a GAAP basis and 3.1% on a cash basis.

Transaction Activity
Dispositions

▪
On October 29, 2019, the PJP Ventures, three real estate ventures, in which we own a 25%-30% interest, each sold their sole operating office properties totaling 204,000 square feet in Charlottesville, VA at a gross sales price of $51.0 million. We received net cash proceeds of $9.1 million after closing costs and related debt payoffs. Our share of the gain on the real estate venture transaction and loss on the early extinguishment of debt were $8.0 million and $0.3 million, respectively.

Finance Activity

▪
As previously announced, on October 3, 2019, we priced a $200.0 million underwritten public offering consisting of $100.0 million of our 4.100% guaranteed notes due 2024 (the “2024 Notes”) and $100.0 million of our 4.550% guaranteed notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”).

The net proceeds of the offering, after deducting underwriting discounts and estimated transaction expenses related to this offering and excluding accrued interest paid by the purchasers of the 2024 Notes and the 2029 Notes, were approximately $214.3 million. We used the net proceeds of the offering to reduce outstanding borrowings under our unsecured revolving credit facility and general corporate purposes.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2019.

▪	We have $90.5 million of cash and cash equivalents as of December 31, 2019.

Results for the Three and Twelve-Month Periods Ended December 31, 2019
Net income allocated to common shares totaled $16.7 million, or $0.09 per diluted share, in the fourth quarter of 2019 compared to net income of $120.8 million or $0.67 per diluted share in the fourth quarter of 2018. Our fourth quarter 2018 results include net gains on the sale of real estate totaling $107.9 million, or $0.60 per diluted share, a gain on promoted interest totaling $28.3 million, or $0.16 per diluted share and provisions for impairment on real estate totaling ($14.8) million, or ($0.08) per diluted share.
FFO available to common shares and units in the fourth quarter of 2019 totaled $67.0 million or $0.38 per diluted share versus $64.2 million or $0.36 per diluted share in the fourth quarter of 2018. Our fourth quarter 2019 FFO payout ratio ($0.19 common share distribution / $0.38 FFO per diluted share) was 50.0%.
Net income allocated to common shares totaled $33.9 million or $0.19 per diluted share for twelve months of 2019 compared to net income of $134.1 million or $0.75 per diluted share in the twelve months of 2018. Our 2018 results include net gains on the sale of real estate totaling $145.2 million, or $0.81 per diluted share and a gain on promoted interest totaling $28.3 million, or $0.16 per share and provisions for impairment on real estate totaling ($71.7) million, or ($0.40) per diluted share.
Our FFO available to common shares and units for the twelve months ended 2019 totaled $253.3 million, or $1.43 per diluted share, compared to our FFO available to common shares and units for the twelve months of 2018, which totaled $247.6 million, or $1.37 per diluted share. Our 2019 FFO payout ratio ($0.76 common share distribution / $1.43 FFO per diluted share) was 53.1%.
Operating and Leasing Activity
In the fourth quarter of 2019, our Net Operating Income (NOI) excluding termination revenues, write-off of prior straight-line rent receivables and other income items increased 1.9% on a GAAP basis and increased 0.6% on a cash basis for our 74 same store properties, which were 93.0% and 93.3% occupied on December 31, 2019 and 2018, respectively.
We leased approximately 567,000 square feet and commenced occupancy on 315,000 square feet during the fourth quarter of 2019. The fourth quarter occupancy activity includes 104,000 square feet of renewals, 159,000 square feet of new leases and 52,000 square feet of tenant expansions. We have an additional 410,000 square feet of executed new leasing scheduled to commence subsequent to December 31, 2019.
We experienced a 41% tenant retention ratio in our core portfolio with net negative absorption of (71,000) square feet during the fourth quarter of 2019. Fourth quarter rental rate growth increased 10.0% as our renewal rental rates increased 10.2% and our new lease/expansion rental rates increased 9.6%, all on a GAAP basis.
At December 31, 2019, our core portfolio of 90 properties comprising 16.1 million square feet was 93.0% occupied and we are now 95.5% leased (reflecting new leases commencing after December 31, 2019).
Distributions
On December 11, 2019, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on January 22, 2020 to shareholders of record as of January 8, 2020.
2020 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our 2020 net income guidance from $0.24 to $0.34 per diluted share to $0.26 to $0.36 per diluted share and our 2020 FFO guidance of $1.41 - $1.51 per diluted share remains unchanged. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2020 FFO and earnings per diluted share:

Guidance for 2020		Range

Earnings per diluted share allocated to common shareholders	$0.26	to	$0.36
Plus: real estate depreciation, amortization	1.15		1.15

FFO per diluted share	$1.41	to	$1.51
Our 2020 FFO key assumptions include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2020 and 95-96% leased;

▪	17-19% GAAP increase in overall lease rates;

▪	8-10% cash increase in overall lease rates;

▪	2-4% increase in 2020 same store GAAP NOI;

▪	0-2% increase in 2020 same store cash NOI

•	Excluding 1676 International Drive, 2.5% to 4.5% increase in cash NOI;

▪	Speculative Revenue Target: $31.0 million, 73% achieved;

▪	Acquisition Activity: $20.0 million (250 King of Prussia Road, Radnor, PA)

▪	Disposition Activity: none;

▪	Two development starts; and

▪	Annual earnings and FFO per diluted share based on 179.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 173 properties and 24.3 million square feet as of December 31, 2019, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our fourth quarter earnings after the market close on Wednesday, January 29, 2020, and will hold our fourth quarter conference call on Thursday, January 30, 2020 at 9:00 a.m. Eastern Time. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 9186939. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, February 14, 2020, by calling 1-855-859-2056 and entering access code 9186939. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead - First Quarter 2020 Conference Call
We anticipate we will release our first quarter 2020 earnings on Wednesday, April 22, 2020, after the market close and will host our first quarter 2020 conference call on Thursday, April 23, 2020 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Real estate investments:
Operating properties	$4,006,459	$3,958,712
Accumulated depreciation	(973,318)	(885,407)
Right of use asset - operating leases, net	21,656	—
Operating real estate investments, net	3,054,797	3,073,305
Construction-in-progress	177,243	150,263
Land held for development	96,124	86,401
Prepaid leasehold interests in land held for development, net	39,592	39,999
Total real estate investments, net	3,367,756	3,349,968
Assets held for sale, net	7,349	11,599
Cash and cash equivalents	90,499	22,842
Accounts receivable, net of allowance of $284 and $1,653 as of December 31, 2019 and December 31, 2018, respectively	16,363	16,394
Accrued rent receivable, net of allowance of $7,691 and $11,266 as of December 31, 2019 and December 31, 2018, respectively	174,144	165,243
Investment in Real Estate Ventures	120,294	169,100
Deferred costs, net	95,560	91,075
Intangible assets, net	84,851	131,348
Other assets	115,678	119,407
Total assets	$4,072,494	$4,076,976
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$313,812	$320,869
Unsecured credit facility	—	92,500
Unsecured term loan, net	248,561	248,042
Unsecured senior notes, net	1,582,045	1,366,635
Accounts payable and accrued expenses	109,872	125,696
Distributions payable	33,815	33,632
Deferred income, gains and rent	35,284	28,293
Acquired lease intangibles, net	22,263	31,783
Lease liability - operating leases	22,554	—
Other liabilities	15,985	18,498
Total liabilities	$2,384,191	$2,265,948
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 176,480,095 and 176,873,324 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	1,766	1,770
Additional paid-in-capital	3,192,158	3,200,312
Deferred compensation payable in common shares	16,216	14,021
Common shares in grantor trust, 1,105,542 and 977,120 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	(16,216)	(14,021)
Cumulative earnings	804,556	775,625
Accumulated other comprehensive income	(2,370)	5,029
Cumulative distributions	(2,318,233)	(2,183,909)
Total Brandywine Realty Trust's equity	1,677,877	1,798,827
Noncontrolling interests	10,426	12,201
Total beneficiaries' equity	1,688,303	1,811,028
Total liabilities and beneficiaries' equity	$4,072,494	$4,076,976

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Rents	$139,552	$132,723	$554,665	$515,044
Third party management fees, labor reimbursement and leasing	5,585	5,026	19,626	22,557
Other	1,902	1,454	6,126	6,744
Total revenue	147,039	139,203	580,417	544,345
Operating expenses
Property operating expenses	37,819	39,739	154,361	154,848
Real estate taxes	15,118	14,069	62,237	51,341
Third party management expenses	2,213	2,305	9,248	11,910
Depreciation and amortization	51,267	44,369	210,005	176,000
General and administrative expenses	6,939	5,593	32,156	27,802
Provision for impairment	—	14,842	—	71,707
Total operating expenses	113,356	120,917	468,007	493,608
Gain on sale of real estate
Net gain on disposition of real estate	—	2,967	356	2,932
Net gain on sale of undepreciated real estate	519	181	2,020	3,040
Total gain on sale of real estate	519	3,148	2,376	5,972
Operating income	34,202	21,434	114,786	56,709
Other income (expense):
Interest income	682	2,139	2,318	4,703
Interest expense	(20,239)	(20,108)	(81,512)	(78,199)
Interest expense - amortization of deferred financing costs	(742)	(626)	(2,768)	(2,498)
Equity in loss of Real Estate Ventures	(5,108)	(14,049)	(9,922)	(15,231)
Net gain on real estate venture transactions	8,045	104,970	11,639	142,233
Gain on promoted interest in unconsolidated real estate venture	—	28,283	—	28,283
Loss on early extinguishment of debt	—	(105)	—	(105)
Net income before income taxes	16,840	121,938	34,541	135,895
Income tax (provision) benefit	34	(265)	(12)	(423)
Net income	16,874	121,673	34,529	135,472
Net income attributable to noncontrolling interests	(107)	(792)	(262)	(954)
Net income attributable to Brandywine Realty Trust	16,767	120,881	34,267	134,518
Nonforfeitable dividends allocated to unvested restricted shareholders	(91)	(89)	(396)	(369)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$16,676	$120,792	$33,871	$134,149
PER SHARE DATA
Basic income per Common Share	$0.09	$0.68	$0.19	$0.75
Basic weighted average shares outstanding	176,330,079	178,530,890	176,132,941	178,519,748
Diluted income per Common Share	$0.09	$0.67	$0.19	$0.75
Diluted weighted average shares outstanding	176,836,658	179,300,321	176,686,813	179,641,492

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$16,676	$120,792	$33,871	$134,149
Add (deduct):
Net income attributable to noncontrolling interests - LP units	96	783	193	899
Nonforfeitable dividends allocated to unvested restricted shareholders	91	89	396	369
Net gain on real estate venture transactions	(8,045)	(104,970)	(10,363)	(142,233)
Net gain on disposition of real estate	—	(2,967)	(356)	(2,932)
Gain on promoted interest in unconsolidated real estate venture	—	(28,283)	—	(28,283)
Provision for impairment	—	14,842	—	71,707
Other than temporary impairment of equity method investment	—	4,076	—	4,076
Company's share of impairment of an unconsolidated real estate venture	2,832	10,416	2,832	10,416
Depreciation and amortization:
Real property	36,767	33,681	149,600	139,202
Leasing costs including acquired intangibles	14,015	10,283	58,493	35,215
Company’s share of unconsolidated real estate ventures	4,842	5,717	19,657	25,947
Partners’ share of consolidated real estate ventures	(58)	(52)	(226)	(218)
Funds from operations	$67,216	$64,407	$254,097	$248,314
Funds from operations allocable to unvested restricted shareholders	(183)	(169)	(750)	(697)
Funds from operations available to common share and unit holders (FFO)	$67,033	$64,238	$253,347	$247,617
FFO per share - fully diluted	$0.38	$0.36	$1.43	$1.37
Weighted-average shares/units outstanding - fully diluted	177,818,284	180,620,723	177,668,804	181,081,114
Distributions paid per common share	$0.19	$0.18	$0.76	$0.72
FFO payout ratio (distributions paid per common share/FFO per diluted share)	50.0%	50.0%	53.1%	52.6%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 95 properties owned by the Company as of December 31, 2019, a total of 74 properties ("Same Store Properties") containing an aggregate of 14.0 million net rentable square feet were owned for the entire three months ended December 31, 2019 and 2018. As of December 31, 2019, 16 properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 92.5% and 93.2% during the three-month periods ended December 31, 2019 and 2018, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2019	2018
Revenue
Rents	$113,014	$112,561
Other	701	418
Total revenue	113,715	112,979
Operating expenses
Property operating expenses	32,267	33,567
Real estate taxes	11,301	11,195
Net operating income	$70,147	$68,217
Net operating income - percentage change over prior year	2.8%
Net operating income, excluding net termination fees & other	$68,940	$67,666
Net operating income, excluding net termination fees & other - percentage change over prior year	1.9%
Net operating income	$70,147	$68,217
Straight line rents & other	(1,879)	(1,285)
Above/below market rent amortization	(335)	(366)
Amortization of tenant inducements	225	226
Non-cash ground rent	211	41
Cash - Net operating income	$68,369	$66,833
Cash - Net operating income - percentage change over prior year	2.3%
Cash - Net operating income, excluding net termination fees & other	$66,619	$66,220
Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.6%
	Three Months Ended December 31,
	2019	2018
Net income:	$16,874	$121,673
Add/(deduct):
Interest income	(682)	(2,139)
Interest expense	20,239	20,108
Interest expense - amortization of deferred financing costs	742	626
Equity in loss of Real Estate Ventures	5,108	14,049
Net gain on real estate venture transactions	(8,045)	(104,970)
Net gain on disposition of real estate	—	(2,967)
Net gain on sale of undepreciated real estate	(519)	(181)
Gain on promoted interest in unconsolidated real estate venture	—	(28,283)
Loss on early extinguishment of debt	—	105
Depreciation and amortization	51,267	44,369
General & administrative expenses	6,939	5,593
Income tax provision (benefit)	(34)	265
Provision for impairment	—	14,842
Consolidated net operating income	91,889	83,090
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(21,742)	(14,873)
Same store net operating income	$70,147	$68,217

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)
Of the 95 properties owned by the Company as of December 31, 2019, a total of 73 properties ("Same Store Properties") containing an aggregate of 13.9 million net rentable square feet were owned for the entire twelve months ended December 31, 2019 and 2018. As of December 31, 2019, 17 properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 92.5% during 2019 and 92.9% during 2018. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2019	2018
Revenue
Rents	$443,212	$442,671
Other	1,824	1,648
Total revenue	445,036	444,319
Operating expenses
Property operating expenses	126,732	128,467
Real estate taxes	45,166	41,816
Net operating income	$273,138	$274,036
Net operating income - percentage change over prior year	(0.3)%
Net operating income, excluding other items	$269,357	$270,625
Net operating income, excluding other items - percentage change over prior year	(0.5)%
Net operating income	$273,138	$274,036
Straight line rents & other	(5,253)	(10,050)
Above/below market rent amortization	(1,406)	(1,654)
Amortization of tenant inducements	897	968
Non-cash ground rent	850	165
Cash - Net operating income	$268,226	$263,465
Cash - Net operating income - percentage change over prior year	1.8%
Cash - Net operating income, excluding other items	$263,216	$259,329
Cash - Net operating income, excluding other items - percentage change over prior year	1.5%
	Year Ended December 31,
	2019	2018
Net income:	$34,529	$135,472
Add/(deduct):
Interest income	(2,318)	(4,703)
Interest expense	81,512	78,199
Interest expense - amortization of deferred financing costs	2,768	2,498
Equity in loss of Real Estate Ventures	9,922	15,231
Net gain on real estate venture transactions	(11,639)	(142,233)
Net gain on disposition of real estate	(356)	(2,932)
Net gain on sale of undepreciated real estate	(2,020)	(3,040)
Gain on promoted interest in unconsolidated real estate venture	—	(28,283)
Loss on early extinguishment of debt	—	105
Depreciation and amortization	210,005	176,000
General & administrative expenses	32,156	27,802
Income tax provision	12	423
Provision for impairment	—	71,707
Consolidated net operating income	354,571	326,246
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(81,433)	(52,210)
Same store net operating income	$273,138	$274,036